Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of Diginex Limited (the “Company”) on Form 20-F for the year ended March 31, 2025 (the “Report”), Lubomila Jordanova, Chief Executive Officer of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 6, 2026

By:	/s/ Lubomila Jordanova
Lubomila Jordanova
Chief Executive Officer
(Principal Executive Officer)